Exhibit 23.2


            CONSENT OF REGISTERED AUDITORS AND CHARTERED ACCOUNTANTS


As registered auditors and chartered accountants, we hereby consent to the incorporation by reference in this registration statement of NFO Worldwide, Inc. on Form S-8 dated June 30, 1998, of our report dated February 23, 1998, on the financial statements of The MBL Group Plc as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in NFO Worldwide Inc.'s annual report on Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.

                                             SOTERIOUS BANERJI

London, England,
June 29, 1998.